SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

FTI Consulting, Inc. (“FTI Consulting”) intends to use a presentation from time to time in its discussions with investors (the “Presentation”). The Presentation addresses FTI Consulting’s financial results for the three months and nine months ended September 30, 2012, operating data and business drivers. A copy of the Presentation is furnished as Exhibit 99.1 and has been posted to the FTI Consulting website at www.fticonsulting.com.

The Presentation includes information regarding adjusted EBITDA, adjusted segment EBITDA, total adjusted segment EBITDA and adjusted earnings per share (“EPS”). FTI Consulting defines “adjusted EBITDA” as net income before income tax provision, other income (expense), depreciation, amortization of intangible assets and special charges. FTI Consulting defines “adjusted segment EBITDA” as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges. FTI Consulting defines “total adjusted segment EBITDA” as the total of adjusted segment EBITDA for all segments. FTI Consulting defines “adjusted EPS” as earnings per diluted share excluding the net impact of any special charges and any loss on early extinguishment of debt that were incurred in that period. Although adjusted EBITDA, adjusted segment EBITDA, total adjusted segment EBITDA and adjusted EPS are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), FTI Consulting believes that these measures can be useful operating performance measures for evaluating its results of operations as compared from period-to-period and as compared to its competitors. Adjusted EBITDA, adjusted segment EBITDA, total adjusted segment EBITDA and adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definitions are the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in FTI Consulting’s Condensed Consolidated Statements of Comprehensive Income for the third quarter ended September 30, 2012. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in FTI Consulting’s industry. Reconciliations of GAAP to Non-GAAP financial measures are included in the Presentation.

The Presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions as of the date such forward-looking statement was made and are subject to significant risks and uncertainties. FTI Consulting does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by the forward-looking statements.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	November 2012 Investor Presentation of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: December 3, 2012	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	November 2012 Investor Presentation of FTI Consulting, Inc.

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